UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2011

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York 12804
(Address of Principal Executive Offices) (Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 13, 2011, Shawn McCarthy, Senior Vice President and General Manager, gave notice of his intention to resign his position in early June 2011 to assume an executive position with an early stage medical device company with coronary stent technology.  We are currently considering various options regarding the assumption of Mr. McCarthy’s responsibilities.  On an interim basis, his responsibilities will be assumed by various members of the AngioDynamics management team.

(e)           On May 16, 2011, the Company executed change in control agreements (“Change in Control Agreements”) with R. Scott Etlinger, Scott J. Solano, Lynda Wallace, and a revised Change in Control Agreement with Jan Keltjens, the terms of which had been previously approved by the Company’s Compensation Committee and Board of Directors.  Mr. Keltjens change in control agreement is attached as Exhibit 10.1 and incorporated herein by reference.  The form of change in control agreement for the executives other than Mr. Keltjens is attached as Exhibit 10.2 and incorporated herein by reference (the “Form of Change in Control Agreement”).

Each Change in Control Agreement has an initial term ending December 31, 2011, and each year will automatically renew for an additional one year term, provided however, that if a change in control occurs the term shall expire no earlier than 12 calendar months after the calendar month in which such change in control occurs.  The Change in Control Agreement provides, among other things, that if a change in control occurs (generally, any of the following: (i) a person is or becomes a beneficial owner of more than 40% of the Company's voting securities (ii) the composition of a majority of the Company’s board changes (iii) the Company consummates a merger or consolidation or (iv) the shareholders approve a plan of liquidation or sale of substantially all of the Company's assets) during the term of the agreement, and the executive’s employment is terminated either by the Company or by the executive, other than (a) by the Company for cause, (b) by reason of death or disability, or (c) by the executive without good reason, such executive will receive a severance payment equal to (A) 2.5 times his annual base salary, in the case of Mr. Keltjens, and 1.5 times the executive’s annual base salary, in the case of Messers. Etlinger and Solano and Mrs. Wallace, (B) 2.5 times the cash bonus he received for the prior fiscal year, in the case of Mr. Keltjens, and unpaid and prorated annual bonus amounts, in the case of Messers. Etlinger and Solano and Mrs. Wallace, and (C) earned but unused vacation time.  In addition, each Change in Control Agreement provides that in the event that the severance and other benefits provided for in the agreement or otherwise payable to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Service Code, the benefits under the agreement will be either (i) delivered in full, or delivered to a lesser extent which would result in no portion of the benefits being subject to such excise tax, whichever is more beneficial to the executive.

Payment made under the Change in Control Agreements is generally made in a lump sum within thirty days following termination subject to delay if required by Section 409A of the Internal Revenue Code.

The summary of Mr. Keltjens Change in Control Agreement and the Form of Change in Control Agreement above is qualified in its entirety by reference to the full text of the attached exhibits to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
10.1	Change in Control Agreement, dated May 16, 2011, by and between AngioDynamics, Inc. and Jan Keltjens.
10.2	Form of Change in Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)
Date: May 19, 2011	By:/s/ D. Joseph Gersuk
D. Joseph Gersuk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change in Control Agreement, dated May 16, 2011, by and between AngioDynamics, Inc. and Jan Keltjens.
10.2	Form of Change in Control Agreement.